Exhibit 10.1

364-DAY TERM LOAN AGREEMENT

dated as of May 1, 2023

by and among

CVS HEALTH CORPORATION

the Lenders Party Hereto

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

BARCLAYS BANK PLC,
as Administrative Agent

______________________________

BARCLAYS BANK PLC,
BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers

BARCLAYS BANK PLC,
BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

TABLE OF CONTENTS

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SCHEDULE I	PRICING SCHEDULE
EXHIBIT A	LIST OF COMMITMENTS
Exhibit B	FORM OF NOTE
EXHIBIT C	FORM OF BORROWING REQUEST
EXHIBIT D-1	FORM OF OPINION OF COUNSEL TO THE BORROWER
EXHIBIT D-2	FORM OF OPINION OF SHEARMAN & STERLING LLP, COUNSEL TO THE BORROWER
EXHIBIT E	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT F	FORM OF SOLVENCY CERTIFICATE

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364-DAY TERM LOAN AGREEMENT

This 364-DAY TERM LOAN AGREEMENT, dated as of May 1, 2023, by and among CVS HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the lenders party hereto from time to time (each a “Lender” and, collectively, the “Lenders”) and BARCLAYS BANK PLC (“Barclays”), as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, the Borrower and the Lenders party hereto wish to establish the Term Facility in an aggregate principal amount of $5,000,000,000.

NOW THEREFORE, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

Article I

DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

Section 1.01. Definitions. When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:

“ABR Loans”: the Loans, or any portions thereof, at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

“Accumulated Funding Deficiency”: as defined in Section 304 of ERISA.

“Acquisition Indebtedness”: unsecured indebtedness in an aggregate principal amount not exceeding $5,000,000,000, issued or borrowed by the Borrower for the purpose of financing the Oak Street Acquisition (including all of the transaction costs, fees, commissions and expenses in connection therewith) and which is redeemable or prepayable if the Oak Street Acquisition is not consummated.

“Administrative Agent”: as defined in the preamble.

“Administrative Agent’s Office”: the Administrative Agent’s address and, as appropriate, account as set forth in Section 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a wholly-owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person. The term “control”, as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agent Parties”: as defined in Section 10.02(d).

“Aggregate Commitment Amount”: at any time, the sum of the Commitment Amounts of the Lenders at such time under this Agreement. The Aggregate Commitment Amount on the Effective Date is $5,000,000,000.

“Aggregate Loan Amount”: at any time, the sum of the principal amount of the Loans of the Lenders at such time under this Agreement.

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“Agreement”: this 364-Day Term Loan Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Alternate Base Rate”: for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate on such day; (b) the sum of (i) 1/2 of 1% per annum and (ii) the Federal Funds Effective Rate in effect on such day; and (c) the One Month SOFR Rate in effect on such day plus 1.00%. The Alternate Base Rate shall change as and when the greatest of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.08(b) or (c) hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: for any Type of Loan at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type by reference to the then applicable Pricing Level under the caption “Applicable Margin” as set forth in the Pricing Schedule. Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of notice upon the Borrower becoming aware of any change in the applicability of a Pricing Level. Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s or S&P of the senior unsecured long term debt rating of the Borrower.

“Approved Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale”: the sale or other disposition of any property to third parties (including the sale of Equity Interests of a Subsidiary to third parties or any equity issuance to third parties by a Subsidiary) of the Borrower or any of its Subsidiaries (excluding Oak Street and its subsidiaries prior to the Closing Date), including any condemnation or other taking of any such property, except Excluded Asset Sales.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Authorized Officer”: relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified in writing to the Administrative Agent and the Lenders pursuant to Section 5.01(c) or any successor thereto.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Barclays”: as defined in the preamble

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“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BofA”: Bank of America, N.A.

“BofA Securities”: BofA Securities, Inc. (acting through such of its affiliates as it deems appropriate).

“Borrower”: as defined in the preamble.

“Borrower 2023 Notes”: the Borrower’s 2.800% Senior Notes due 2023 and the Borrower’s 4.000% Senior Notes due 2023.

“Borrower 2024 Notes”: the Borrower’s 3.375 % Senior Notes due 2024, the Borrower’s 2.625% Senior Notes due 2024, the Borrower’s 3.500% Senior Notes due 2024 and the Borrower’s 5.000% Senior Notes due 2024.

“Borrower Materials”: as defined in Section 6.07.

“Borrowing”: a borrowing consisting of Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Date”: any Domestic Business Day on which the Lenders shall make Loans pursuant to a Borrowing Request.

“Borrowing Request”: a request for Loans in substantially the form of Exhibit C.

“Change of Control”: any of the following:

(a)       any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (i) shall have or acquire beneficial ownership of securities having 35% or more of the ordinary voting power of the Borrower or (ii) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or

(b)       the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

“Closing Date”: the date on which the conditions specified in Section 5.02 are satisfied (or waived by the Initial Arrangers in accordance with Section 10.01).

“CME”: CME Group Benchmark Administration Limited.

“Co-Syndication Agents”: each of BofA, Goldman Sachs, JPMorgan and WFB.

“Commitment”: as to each Lender, its commitment to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any time outstanding equal to the amount set forth opposite such Lender’s name on Exhibit A, as such commitment may be reduced or adjusted in accordance with this Agreement. The initial amount of each Lender’s Commitment is set forth on Exhibit A or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment. As of the Effective Date, the aggregate principal amount of the Commitments is $5,000,000,000.

“Commitment Amount”: at any time and with respect to any Lender, the amount set forth adjacent to such Lender’s name under the heading “Commitment Amount” in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the “Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 10.07 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.04 and Section 10.07.

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“Commitment Letter”: the Term Facility Commitment Letter, dated April 13, 2023 (together with all exhibits, schedules and annexes thereto), by Barclays, BofA, BofA Securities, Goldman Sachs, JPMorgan, WFB and WFS and agreed and accepted by the Borrower.

“Commitment Termination Date”: as defined in Section 2.04(b).

“Compensatory Interest Payment”: as defined in Section 3.04(c).

“Conforming Changes”: with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR”, “One Month SOFR Rate” and “Interest Period”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Domestic Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated”: the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

“Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided, that the term “Contingent Obligation” shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

“Continuing Director”: any member of the board of directors of the Borrower (a) who is a member of that board of directors on the Closing Date, (b) who was nominated for election by the board of directors a majority of whom were directors on the Closing Date or (c) whose election or nomination for election was approved by one or more of such directors.

“Control Person”: as defined in Section 3.06.

“Convert”, “Conversion” and “Converted”: each, a reference to a conversion pursuant to Section 3.03 of one Type of Loan into the other Type of Loan.

“Costs”: as defined in Section 3.06.

“Credit Parties”: the Administrative Agent and the Lenders.

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“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator) on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and the events described in Section 3.08(c)(ii) with respect to Daily Simple SOFR have not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided, further, that if Daily Simple SOFR determined pursuant to the above would be less than zero, Daily Simple SOFR shall be deemed zero for purposes of this Agreement and the other Loan Documents. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

“Debt Issuance”: the incurrence of Indebtedness for borrowed money (including hybrid securities and debt securities convertible into equity), in each case, by the Borrower or any of its Subsidiaries, except Excluded Debt.

“Debt Ratings”: as of any date of determination, the public rating as determined by S&P or Moody’s, as the case may be, of the Borrower’s senior unsecured long-term indebtedness for borrowed money.

“Default”: any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within one Domestic Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on the Initial Arrangers’ determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, one Domestic Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided, that such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt by the Administrative Agent of such confirmation, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Domestic Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) becomes, or has a parent company that becomes, the subject of a Bail-in Action, provided, that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender.

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“Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:

(a)       the stock of, or other equity interests of, any other Person,

(b)       any business, operating entity, division or segment thereof, or

(c)       any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments and/or cash equivalents.

“Disqualified Institutions”: those Persons that are (a) competitors of the Borrower or its Subsidiaries or Oak Street or its subsidiaries, identified in writing by the Borrower to the Administrative Agent from time to time not less than one (1) Domestic Business Day prior to the date of determination, (b) such other Persons identified in writing by the Borrower to the Administrative Agent prior to the Effective Date and (c) Affiliates of the Persons identified pursuant to clause (a) or (b) that are either clearly identifiable by name or identified in writing by the Borrower to the Administrative Agent; provided that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any Persons that have previously acquired or entered into a trade for an assignment or participation interest hereunder that is otherwise an Eligible Assignee, but upon the effectiveness of such designation, any such Person may not acquire any additional Commitments, Loans or participations).

“Dividend Restrictions”: as defined in Section 7.07.

“Dollar” or “$”: lawful currency of the United States of America.

“Domestic Business Day”: any day other than a Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which the conditions specified in Section 5.01 are satisfied (or waived by the Initial Arrangers in accordance with Section 10.01).

“Eligible Assignee”: a Person that is a permitted assignee under Section 10.07(b) that has received the consent of each party whose consent is required under Section 10.07(b). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.07(g).

“Employee Benefit Plan”: an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

“End Date”: the earlier of (a) July 14, 2023 and (b) 11:59 P.M. New York City time on the date that is five Domestic Business Days after the Effective Date.

“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or, as such relate to exposure to Hazardous Material, to health and safety matters.

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“Environmental Liability”: as to any Person, any statutory, common law or equitable liability, contingent or otherwise (including any liability for damages, costs of environmental investigation, sampling or remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, discharge or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Consideration”: the issuance of common stock, options, units and/or Equity Interests of the Borrower to Oak Street shareholders as consideration for the Oak Street Acquisition and/or to the holders of Oak Street equity incentive awards as provided in the Merger Agreement.

“Equity Interests”: issued shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Issuance”: the issuance of any Equity Interest of the Borrower to any Person except (a) pursuant to any employee stock plans, director stock plans, employee compensation plans, non-employee director equity compensation plans, other benefit plans or similar arrangements or any direct and dividend reinvestment plan (or contributed to any pension plan) or upon the conversion, settlement or exercise of outstanding options or other equity awards, (b) the Equity Consideration and (c) issuances of directors’ qualifying shares and/or other nominal amounts required to be held by Persons other than the Borrower or its Subsidiaries under applicable law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

“ERISA Affiliate”: when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Section 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.

“ERISA Event”: (a) any “reportable event,” as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Internal Revenue Code or Sections 303, 304 or 305 of ERISA; (c) the filing pursuant to the Internal Revenue Code or ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any Subsidiary or an ERISA Affiliate; (e) the receipt by the Borrower, any Subsidiary or an ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower, any Subsidiary or an ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) any limits under Section 436 of the Internal Revenue Code become applicable or (h) any failure to make any payment required by Section 430(j) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 8.01, provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

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“Excluded Asset Sale”: (a) any sale or other disposition of Property (including, for the avoidance of doubt, inventory) in the ordinary course of business, (b) any sale leaseback by the Borrower or its Subsidiaries, (c) the sale or other disposition of Property as part of any factoring arrangement, (d) the sale or other disposition of Property as part of any leasing transaction, (e) (i) dispositions of Property by the Borrower’s foreign Subsidiaries to the extent that repatriation of the proceeds of such dispositions is not permitted by applicable laws and regulations or would result in material adverse tax consequences (as reasonably determined by the Borrower) or (ii) any casualty or condemnation event in respect of Property of the Borrower or its Subsidiaries (including proceeds from the sale of stock of any Subsidiary of the Borrower) to the extent the repatriation of the proceeds of such casualty or condemnation event is not permitted by applicable laws and regulations or would result in material adverse tax consequences (as reasonably determined by the Borrower), (f) dispositions by any Insurance Subsidiary to the extent that the upstreaming of the proceeds of such disposition to the Borrower is not permitted by applicable insurance laws or regulations or would result in material adverse tax consequences (as reasonably determined by the Borrower), (g) the sale or other disposition of the assets and businesses relating to the Borrower’s (i) “LTC business” and related assets and (ii) “International businesses” and related assets, in each case, as described in Footnote 2 to the financial statements set forth in the Borrower’s Form 10-K for the fiscal year ending December 31, 2022, (h) the sale of Equity Interests to the Borrower or any of its Subsidiaries or any equity issuance to the Borrower or any of its Subsidiaries, (i) the issuance of any Equity Interest by the Borrower and (j) any sale or other disposition of assets the Net Cash Proceeds of which do not exceed $250,000,000.

“Excluded Debt”: (a) commercial paper issued by the Borrower, (b) ordinary course letter of credit facilities, (c) factoring arrangements or seller lending financing activities, (d) credit extensions under the Existing Revolving Credit Facilities, in each case, including any amendment, extension, refinancing and/or replacement thereof and, in each case, having an aggregate principal amount of commitments thereunder not in excess of the aggregate amount of existing commitments in effect on the date of this Agreement, (e) intercompany Indebtedness between the Borrower and/or its Subsidiaries, (f) Indebtedness incurred for the refinancing or replacement of the Existing Notes up to the amount of the aggregate principal amount of the Existing Notes in effect on April 13, 2023, (g) capital leases, financial leases and Indebtedness issued in connection with credit tenant leases, (h) ordinary course purchase money Indebtedness, equipment financings and similar obligations, (i) Indebtedness incurred in connection with sale leasebacks by the Borrower or its Subsidiaries, (j) overdraft protection, short term working capital facilities, hedging and cash management arrangements, (k) working capital facilities of foreign Subsidiaries of the Borrower and ordinary course local credit facilities of foreign Subsidiaries of the Borrower, (l) ordinary course Indebtedness of any Insurance Subsidiary to the extent that the upstreaming of the proceeds of such Indebtedness to the Borrower is not permitted by applicable insurance laws or regulations, and (j) any Indebtedness under this Agreement or any other Loan Documents.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated) or overall gross receipts, and franchise Taxes, in each case, (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or that are Other Connection Taxes, (c) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (other than an assignee pursuant to a request by the Borrower under Section 3.12) or designates a new lending office, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.10, (d) any Tax attributable to such recipient’s failure or inability to comply with Section 3.10 and (e) any Taxes imposed under FATCA.

“Existing 2019 Credit Agreement”: the Five Year Credit Agreement, dated as of May 16, 2019, by and among the Borrower, the lenders party thereto from time to time and BofA, as administrative agent, as amended by the First Amendment to Five Year Credit Agreement, dated as of May 16, 2022, and the Second Amendment to Five Year Credit Agreement, dated as of March 23, 2023 and as may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

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“Existing 2021 Credit Agreement”: the Five Year Credit Agreement, dated as of May 11, 2021, by and among the Borrower, the lenders party thereto from time to time and BofA, as administrative agent, as amended by the First Amendment to Five Year Credit Agreement, dated as of May 16, 2022, and the Second Amendment to Five Year Credit Agreement, dated as of March 23, 2023, and as may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing 2022 Credit Agreement”: the Five Year Credit Agreement, dated as of May 16, 2022, by and among the Borrower, the lenders party thereto from time to time and BofA, as administrative agent, as amended by the First Amendment to Five Year Credit Agreement, dated as of March 23, 2023, and as may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing Notes”: the Borrower 2023 Notes and Borrower 2024 Notes, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing Revolving Credit Facilities”: the Existing 2019 Credit Agreement, the Existing 2021 Credit Agreement and the Existing 2022 Credit Agreement, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“FATCA”: Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any applicable intergovernmental agreements with respect thereto, and any treaty, law, regulations, or other official guidance enacted in any other jurisdiction relating to such intergovernmental agreement.

“Federal Funds Effective Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, the “Federal Funds Effective Rate” shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.

“Fee Letter”: the Term Facility Fee Letter, dated April 13, 2023, by Barclays, BofA, BofA Securities, Goldman Sachs, JPMorgan, WFB and WFS and accepted and agreed by the Borrower.

“Fees”: as defined in Section 3.02(a).

“Financial Covenant Threshold”: as defined in Section 7.09.

“Financial Statements”: as defined in Section 4.13.

“Foreign Lender”: any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“GAAP”: subject to Section 1.02(b), generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Goldman Sachs”: Goldman Sachs Bank USA.

“Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court, arbitrator, regulatory body or central bank (including any supra-national bodies such as the European Union or the European Central Bank).

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“Hazardous Materials”: all ignitable, explosive, reactive, corrosive or radioactive substances or wastes and all hazardous or toxic materials, substances, chemicals, wastes or other pollutants, including but not limited to petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, hazardous biological agents, hazardous pharmaceutical substances and all other materials, substances, chemicals, wastes, contaminants or pollutants of any nature that are now or hereafter regulated pursuant to any Environmental Law, or are now or hereafter defined, listed or classified as a hazardous or toxic material, substance, chemical, waste, contaminant or pollutant in any Environmental Law.

“Highest Lawful Rate”: as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to such Lender pursuant to this Agreement and the Notes under the laws applicable to such Lender and this Agreement and the Notes.

“Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Section 7.09 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer thereof in respect of such issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in clauses (a) through (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in clauses (a) through (f) above; provided, that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.

“Indebtedness for Borrowed Money”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, and (d) Contingent Obligations in respect of any indebtedness described in clauses (a) through (c) above; provided that, for purposes of this definition, Indebtedness for Borrowed Money shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.

“Indemnified Amount”: as defined in Section 10.10(b).

“Indemnified Liabilities”: as defined in Section 10.05.

“Indemnified Person”: as defined in Section 10.10(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information”: as defined in Section 10.14(b).

“Initial Arrangers”: Barclays, BofA Securities, Goldman Sachs, JPMorgan and WFS.

“Insurance Subsidiary”: any Subsidiary subject to regulation by the commissioner of insurance, the commissioner of health or any equivalent Governmental Authority in any applicable jurisdiction.

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“Intangible Assets”: at any date, the value, as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles, (b) organizational and development costs, (c) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized), and (d) unamortized debt discount and expense, less unamortized premium.

“Intercompany Debt”: (a) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (d) Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or any Term SOFR Loan is converted to an ABR Loan, (b) as to any Term SOFR Loan in respect of which the Borrower has selected an Interest Period of one or three months, the last day of such Interest Period, and (c) as to any Term SOFR Loan in respect of which the Borrower has selected an Interest Period greater than three months, the last day of the third month of such Interest Period and the last day of such Interest Period.

“Interest Period”: as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Borrowing Request; provided that:

(a)       any Interest Period that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day unless such Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day; and

(b)       any Interest Period that begins on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Domestic Business Day of the calendar month at the end of such Interest Period.

“Internal Revenue Code”: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

“Joint Bookrunners”: Barclays, BofA Securities, Goldman Sachs, JPMorgan and WFS.

“Joint Lead Arrangers”: Barclays, BofA Securities, Goldman Sachs, JPMorgan and WFS.

“JPMorgan”: JPMorgan Chase Bank, N.A.

“Lender” and “Lenders”: as defined in the preamble.

“Lien”: any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement; provided, that in no event shall an operating lease or license of Intangible Assets be deemed to constitute a Lien.

“Loan Documents”: this Agreement and, upon the execution and delivery thereof, the Notes, if any.

“Loans”: the Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

“Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (a) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the ability of the Administrative Agent or any Lender to enforce the Loan Documents.

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“Material Subsidiary”: a Subsidiary of the Borrower with respect to which (i) the Borrower’s and its other Subsidiaries’ investments in, and advances to, such Subsidiary exceed ten percent (10%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed fiscal year, (ii) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds ten percent (10%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed fiscal year, or (iii) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes of such Subsidiary exclusive of amounts attributable to any non-controlling interests exceeds ten percent (10%) of such income of the Borrower and its Consolidated Subsidiaries for the most recently completed fiscal year.

“Maturity Date”: as applicable, the earlier of (a) the date that is 364 days after the Closing Date and (b) the date on which the maturity of the Loans is accelerated in accordance with the terms of Section 8.02.

“Merger Agreement”: the Agreement and Plan of Merger, dated as of February 7, 2023, among CVS Pharmacy, Inc., a Rhode Island corporation, Merger Sub, Oak Street and, solely for the limited purposes set forth therein, the Borrower, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Merger Sub”: Halo Merger Sub Corp., a Delaware corporation.

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan”: a Pension Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:

(a) with respect to any Asset Sale, the aggregate amount of all cash (which term, for the purpose of this paragraph (a), shall include cash equivalents) proceeds (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment, but only as and when actually received) actually received in respect of such Asset Sale, including property insurance or condemnation proceeds paid on account of any loss of or damage to, or any condemnation or other taking of, any property, net of (i) all attorneys’ fees, accountants’ fees, investment banking fees, brokerage, consultant and other fees and survey costs, title insurance premiums, and related search and recording charges, commissions, title and recording tax expenses and other fees and expenses incurred in connection therewith, (ii) all taxes (including withholding taxes) paid or reasonably estimated to be payable as a result thereof, (iii) all payments made, and all installment payments required to be made, with respect to any obligation (A) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or (B) that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Borrower or any of its Subsidiaries) owning a beneficial interest in the assets disposed of in such Asset Sale, and (v) the amount of any reserves established by the Borrower or any of its Subsidiaries in accordance with GAAP to fund purchase price or similar adjustments, indemnities or liabilities, contingent or otherwise, reasonably estimated to be payable in connection with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); provided that such Net Cash Proceeds of any Asset Sale shall not include proceeds of any Asset Sale received to the extent reinvested (or committed to be reinvested) in other assets used or useful (or used to replace or repair damaged or destroyed assets) in the business of the Borrower or any of its Subsidiaries within nine months of actual receipt of such proceeds or, if so committed within such period, reinvested within 90 days after such nine month period; provided further that, Net Cash Proceeds received from Asset Sales by the Borrower and its Subsidiaries after the Closing Date shall not be required to be applied to prepay the Loans until such time as the aggregate amount of all such Net Cash Proceeds received after the Closing Date shall exceed $1,000,000,000; and

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(b) with respect to any Equity Issuance or Debt Issuance, the aggregate amount of all cash proceeds actually received (including in escrow to the extent the conditions to the availability thereunder are no more restrictive than the conditions precedent set forth in Section 5.02) in respect of such Equity Issuance or Debt Issuance, net of all attorneys’ fees, accountants’ fees, investment banking fees, brokerage, consultant and other customary fees and other fees, expenses, costs, underwriting discounts and commissions incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof.

“Net Tangible Assets”: at any date, the total assets as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, less, without duplication (a) all current liabilities (due within one year) as shown on such balance sheet and (b) Intangible Assets and liabilities relating thereto.

“Note”: with respect to each Lender that has requested one in accordance with Section 2.06, a promissory note evidencing such Lender’s Loans payable to the order of such Lender or its registered assigns substantially in the form of Exhibit B.

“Oak Street”: Oak Street Health, Inc., a Delaware corporation.

“Oak Street Acquisition”: the acquisition by the Borrower, through Merger Sub, of all of the equity interests in Oak Street pursuant to the Merger Agreement.

“One Month SOFR Rate”: for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, provided that in the event that the “One Month SOFR Rate” would otherwise be less than zero, such “One Month SOFR Rate” shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.12).

“Participant”: as defined in Section 10.07(d).

“Participant Register”: as defined in Section 10.07(d).

“Patriot Act”: as defined in Section 10.20.

“Payment”: as defined in Section 9.10(a).

“Payment Notice”: as defined in Section 9.10(b).

“Payment Recipient”: as defined in Section 9.10(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

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“Pension Plan”: at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

“Person”: any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.

“Plan of Reorganization”: as defined in Section 10.07(g)(iii).

“Platform”: as defined in Section 6.07.

“Pricing Level”: Pricing Level I, Pricing Level II or Pricing Level III, as the case may be.

“Pricing Level I”: any time when the senior Debt Rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody’s is Baa1 or higher.

“Pricing Level II”: any time when (a) the Debt Rating of the Borrower by (x) S&P is BBB or higher or (y) Moody’s is Baa2 or higher and (b) Pricing Level I does not apply.

“Pricing Level III”: any time when (a) the Debt Rating of the Borrower by (x) S&P is lower than BBB or (y) Moody’s is lower than Baa2 and (b) none of Pricing Level I or Pricing Level II applies.

“Pricing Schedule”: the pricing schedule set forth in Schedule I hereto.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Proceeding”: as defined in Section 10.10(d).

“Prohibited Transaction”: a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code, Section 408 of ERISA or any applicable administrative exemptions.

“Property”: in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

“PTE”: a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.

“Register”: as defined in Section 10.07(c).

“Regulatory Change”: the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, in the case of each of clauses (i) and (ii), shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion.

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“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replaced Lender”: as defined in Section 3.12.

“Replacement Lender”: as defined in Section 3.12.

“Required Lenders”: (a) at any time prior to the Commitment Termination Date or such earlier date as all of the Commitments shall have terminated or been terminated in accordance herewith, Lenders having Commitment Amounts greater than 50% of the Aggregate Commitment Amount at such time, and (b) at all other times, Lenders having Loans greater than 50% of the Aggregate Loan Amount at such time.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restrictive Agreement”: as defined in Section 7.07.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.

“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Unavailability Date”: the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely.

“SEC”: as defined in Section 5.02(c).

“SEC Reports”: the Borrower’s 2022 Annual Report on Form 10-K and any 8-K filings made by the Borrower subsequent to December 31, 2022 and prior to the Effective Date.

“SOFR”: the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment”: with respect to Daily Simple SOFR and any Interest Period in respect of a Term SOFR Loan, 0.10% (10.0 basis points).

“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the Federal Reserve Bank of New York (or a successor administrator) from time to time.

“SOFR Rate Day”: as defined in the definition of”Daily Simple SOFR”.

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“Solvency Certificate”: a Solvency Certificate from the chief financial officer, treasurer or any other Authorized Officer of the Borrower in the form of Exhibit F.

“Solvent”: (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the Closing Date, would reasonably be expected to become an actual and matured liability.

“Specified Representations”: each of the representations and warranties made by the Borrower in Section 4.01 (solely as it pertains to the Borrower), 4.02(a), 4.02(b)(ii), 4.03, 4.08 and 4.09 (other than with respect to the third sentence thereof), the last sentence of Section 4.14 and Section 4.15.

“Subsidiary”: at any time and from time to time, any corporation, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of a partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

“Successor Rate”: as defined in Section 3.08(c).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility”: the Borrower’s senior unsecured 364-day term loan facility evidenced by the Commitment Letter and superseded by this Agreement to the extent and in accordance with the provisions of the Commitment Letter.

“Term SOFR”: for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 A.M. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; provided, further, that if Term SOFR determined pursuant to the above would be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement and the other Loan Documents.

“Term SOFR Loan”: a Loan selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate based upon Term SOFR, all pursuant to and in accordance with Section 2.01 or Section 3.03.

“Term SOFR Replacement Date”: as defined in Section 3.08(c).

“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

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“Termination Event”: with respect to any Pension Plan, (a) an ERISA Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

“Threshold Amount”: $300,000,000.

“Total Capitalization”: at any date, the sum of the Borrower’s Consolidated Indebtedness and shareholders’ equity on such date, determined in accordance with GAAP.

“Trade Date”: as defined in Section 10.07(g)(i).

“Transactions”: the consummation of the Oak Street Acquisition, the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions in connection with the Oak Street Acquisition, the use of proceeds thereof and the other transactions contemplated hereby and the payment of fees, commissions and expenses related thereto.

“Type”: with respect to any Loan, the characteristic of such Loan as a Borrowing of an ABR Loan or a Borrowing of a Term SOFR Loan, each of which constitutes a Type of Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day”: any Domestic Business Day, except any Domestic Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“United States Tax Compliance Certificate”: as defined in Section 3.10(f)(iii).

“Unqualified Amount”: as defined in Section 3.04(c).

“Upstream Dividends”: as defined in Section 7.07.

“U.S. Lender”: as defined in Section 3.10(f).

“WFB”: Wells Fargo Bank, National Association.

“WFS”: Wells Fargo Securities, LLC.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Section 1.02. Principles of Construction.

(a)       All capitalized terms defined in this Agreement shall have the meanings given to such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

(b)       Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Borrower. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of, and any accounting term related thereto shall have the respective meaning given to it under, GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Any lease that is characterized as an operating lease in accordance with GAAP after the Borrower’s adoption of ASC 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of ASC 842.

(c)       The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

(d)       All references herein to a time of day shall mean the then-applicable time in New York, New York, unless otherwise expressly provided herein.

(e)       Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

(f)       Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

(g)       The words “include” and “including”, when used in each Loan Document, shall mean that the same shall be included “without limitation”, unless otherwise specifically provided.

(h)       All references to “knowledge” or “awareness” of the Borrower or any Subsidiary thereof means the actual knowledge of an Authorized Officer of the Borrower or such Subsidiary.

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Article II

AMOUNT AND TERMS OF LOANS

Section 2.01. The Loans. Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make Loans in Dollars to the Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment; provided that if, for any reason, the Borrower has elected in its sole discretion not to request a drawing of the full amount of any Lender’s Commitment on the Closing Date, the undrawn portion thereof shall automatically be cancelled upon giving effect to the funding of the drawn Loans on the Closing Date. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Commitment shall terminate (or be reduced, as applicable) immediately and without further action (i) on the Closing Date after giving effect to the funding of such Lender’s Commitment in full on the Closing Date or (ii) in accordance with Section 2.04. At the option of the Borrower, indicated in a Borrowing Request (which such Borrowing Request shall not include any representations and warranties or any certifications, in each case, as a condition to the funding of all the Loans), Loans may be made as ABR Loans or Term SOFR Loans.

Section 2.02. Notice of Borrowing. The Borrower agrees to deliver to the Administrative Agent a Borrowing Request no later than (a) 12:00 P.M. on the proposed Borrowing Date in the case of Loans that consist of ABR Loans and (b) 12:00 P.M. at least one Domestic Business Days prior to the proposed Borrowing Date in the case of Loans that consist of Term SOFR Loans; provided, that, notwithstanding the foregoing, a Borrowing Request delivered by the Borrower may state that such Borrowing Request is conditioned upon the consummation of the Oak Street Acquisition having occurred or occurring substantially concurrently with the making and the funding of the Loans being requested hereunder (such Borrowing Request to specify the proposed effective date of the Oak Street Acquisition), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower indemnifies the Lenders in accordance with Section 3.05, if and to the extent applicable. Such notice shall specify (i) the aggregate principal amount requested to be borrowed under the Commitments, (ii) the proposed Borrowing Date, (iii) whether the borrowing of Loans is to be made as an ABR Loan or as a Term SOFR Loan and (iv) the Interest Period, in the case of a Term SOFR Loan; provided, however, that such notice shall not include any representations and warranties or any certifications, in each case, as a condition to the funding of any of the Loans. Each Term SOFR Loan to be made on the Borrowing Date shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof. Each ABR Loan made on the Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax, email or other writing) of such Borrowing Request. Subject to its receipt of each such notice from the Administrative Agent and subject to the satisfaction (or waiver in accordance with Section 10.01) of the terms and conditions hereof, each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 10.02 not later than 10:00 A.M. on the Borrowing Date in a principal amount equal to such Lender’s Commitment.

Section 2.03. Use of Proceeds. The Borrower agrees that the proceeds of the Loans shall be used solely to finance the Oak Street Acquisition and to pay fees, commissions and expenses in connection therewith. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan will be used, directly or indirectly, and whether immediately, incidentally or ultimately (a) for a purpose which violates Regulation U or X of the Board of Governors of the Federal Reserve System or any provision of this Agreement, including, without limitation, the provisions of Section 4.09 or (b) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

Section 2.04. Termination or Reduction of Commitments.

(a)       Voluntary Termination or Reductions. At the Borrower’s option in its sole and absolute discretion and upon at least one Domestic Business Day’s prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments at any time, or (ii) permanently reduce the Aggregate Commitment Amount, in part at any time and from time to time, provided, that each such partial reduction shall be in an amount equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of the Commitments; provided, further, that, notwithstanding the foregoing, a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date of such other credit facilities or transactions), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.05, if and to the extent applicable.

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(b)       Termination on Commitment Termination Date. Unless previously terminated by the Borrower in its sole and absolute discretion pursuant to Section 2.04(a) above, the Commitments shall terminate on the first to occur of (i) the consummation of the Oak Street Acquisition without borrowing of the Loans, (ii) the termination of the Merger Agreement in accordance with its terms and such termination having either been publicly announced by the Borrower or the Administrative Agent having received written notice thereof from the Borrower (which written notice the Borrower agrees to provide upon such termination) and (iii) the End Date (the date of such earliest occurrence, the “Commitment Termination Date”) unless the making and the funding of all the Loans has occurred on or prior to the Commitment Termination Date subject to the terms and conditions set forth herein; provided, however, that the termination of the Commitments shall not prejudice the rights and remedies of the Borrower in respect of any breach of this Agreement or any other Loan Document that occurred prior to such termination. Any termination of the Commitments pursuant to this Section 2.04(b) shall be permanent. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, prior to the making and funding of all of the Loans on the Closing Date, the Commitments shall only be terminated or reduced pursuant to this Section 2.04 or Section 2.05(b).

(c)       In General. The Administrative Agent shall promptly notify each Lender of any termination of the Commitments in whole or in part pursuant to Section 2.04(a) or (b). Each reduction of the Aggregate Commitment Amount shall be made ratably among the Lenders in accordance with their respective Commitments (or as between Lenders that are Affiliates of each other, as they may determine and provide prior written notice thereof to the Administrative Agent).

Section 2.05. Prepayments and Repayment of Loans.

(a)       Voluntary Prepayments. The Borrower may in its sole and absolute discretion prepay Loans, in whole or in part, without premium or penalty, but subject to Section 3.05 (if and to the extent applicable), at any time and from time to time, by notifying the Administrative Agent in writing at least three Domestic Business Days, in the case of a prepayment of Term SOFR Loans, or one Domestic Business Day, in the case of a prepayment of ABR Loans, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section 2.05(a) shall be irrevocable, provided, that, notwithstanding anything to the contrary on the foregoing, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date of such other credit facilities or transactions), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.05, if and to the extent applicable. Each partial prepayment of any Borrowing shall be (A) in the case of Term SOFR Loans, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of the Loans, and (B) in the case of ABR Loans, in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or the entire remaining amount of the Loans. Each prepayment of the Loans shall be applied ratably to the Loans.

(b)       Mandatory Commitment Reductions and Prepayments.

(i)       In the event that the Borrower or any of its Subsidiaries actually receives following the Effective Date any Net Cash Proceeds arising from any Debt Issuance, Equity Issuance or Asset Sale (i) prior to the Closing Date, then the Commitments shall be automatically reduced in an amount equal to 100% of such Net Cash Proceeds on the date of such actual receipt by the Borrower or such Subsidiary of such Net Cash Proceeds or (ii) on or after the Closing Date, then the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds not later than three Domestic Business Days following such actual receipt by the Borrower or such Subsidiary of such Net Cash Proceeds. The Borrower shall promptly, within three Domestic Business Days, notify the Administrative Agent upon the actual receipt by the Borrower or such Subsidiary of any such Net Cash Proceeds and the Administrative Agent will promptly notify each Lender of its receipt of each such notice.

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(ii)       Any reduction of the Commitments pursuant to this Section 2.05(b) shall be permanent. The Administrative Agent shall promptly notify each Lender of any reduction in the Commitments in whole or in part pursuant to this Section 2.05(b). Each reduction of the Aggregate Commitment Amount or prepayment of Loans pursuant to this Section 2.05(b) shall be made ratably among the Lenders in accordance with their respective Commitments or Loans (as applicable) (or as between Lenders that are Affiliates of each other, as they may determine and notify the Administrative Agent).

(c)       Maturity. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the aggregate outstanding principal balance of all Loans on the Maturity Date.

(d)       In General. Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.05, if and to the extent applicable.

Section 2.06. Notes. Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Person or its registered assigns.

Section 2.07. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       [Reserved];

(b)       the Commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01); provided, that any waiver, amendment or modification with respect to the following shall require the consent of such Defaulting Lender: (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders, (ii) any waiver, amendment or modification increasing the Commitment of such Defaulting Lender, (iii) any waiver, amendment or modification reducing the principal amount owed under the Loan Documents to such Defaulting Lender (other than by payment thereof), (iv) any waiver, amendment or modification extending the final maturity of sums owed to such Defaulting Lender, or (v) a modification of this Section 2.07(b);

(c)       any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.09 but excluding Section 3.12) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (iv) fourth, to the payment of any amounts owing to the Lenders as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (v) fifth, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; and

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(d)       the Borrower shall have the right at any time during which a Lender is a Defaulting Lender to replace such Defaulting Lender pursuant to Section 3.12.

Article III

PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

Section 3.01. Disbursement of the Proceeds of the Loans. The Administrative Agent shall disburse the proceeds of the Loans at its office specified in Section 10.02 by wire transfer to the Borrower in accordance with instructions provided in writing to the Administrative Agent by the Borrower. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax, email or other writing) that such Lender will not make available to the Administrative Agent such Lender’s share of the Loans to be made by it on the Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Borrowing Date in accordance with this Section 3.01, provided, that such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.04(a) and, in the case of such Lender, the Federal Funds Effective Rate (but not less than 0.0%) from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate (but not less than 0.0%) plus 2%. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

Section 3.02. Payments.

(a)       Each payment, including each prepayment, of principal and interest on the Loans (collectively, together with all of the other fees to be paid to the Administrative Agent, the Joint Lead Arrangers and the Lenders under this Agreement and the Fee Letter, the “Fees”), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents (other than amounts payable to a Lender under Section 3.05, Section 3.06, Section 3.10, Section 10.05 and Section 10.10) shall be made by the Borrower to the Administrative Agent at its office specified in Section 10.02 without setoff, deduction or counterclaim in funds immediately available in New York by 3:00 P.M. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided, that such payment is made on such due date, but any such payment made after 3:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If the Borrower has not made any such payment prior to 3:00 P.M., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment. Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (i) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (ii) second, pro rata according to the amount of principal which is then due and payable to the Lenders.

(b)       If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next succeeding Domestic Business Day and interest shall be payable at the applicable rate specified herein during such extension.

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Section 3.03. Conversions; Other Matters.

(a)       The Borrower may elect at any time and from time to time to Convert one or more Term SOFR Loans to an ABR Loan by giving the Administrative Agent at least one Domestic Business Day’s prior irrevocable written notice of such election, specifying the amount to be so Converted. In addition, the Borrower may elect at any time and from time to time to Convert an ABR Loan to any one or more new Term SOFR Loans or to Convert any one or more existing Term SOFR Loans to any one or more new Term SOFR Loans by giving the Administrative Agent no later than 10:00 A.M. at least two Domestic Business Days’ prior irrevocable written notice of such election, specifying the amount to be so Converted and the initial Interest Period relating thereto; provided, that any Conversion of an ABR Loan to a Term SOFR Loan shall only be made on a Domestic Business Day; provided, further, that, notwithstanding the foregoing, a notice of Conversion delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date of such other credit facilities or transactions), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower indemnifies the Lenders in accordance with Section 3.05, if and to the extent applicable. The Administrative Agent shall promptly provide the Lenders with notice of each such election. Each Conversion of Loans shall be made pro rata according to the outstanding principal amount of the Loans of each Lender. ABR Loans and Term SOFR Loans may be Converted pursuant to this Section 3.03 in whole or in part; provided, that the amount to be Converted to each Term SOFR Loan, when aggregated with any Term SOFR Loan to be made on such date in accordance with Section 2.01 and having the same Interest Period as such first Term SOFR Loan, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof or the entire remaining amount of the Loans.

(b)       Notwithstanding anything in this Agreement to the contrary, the Borrower shall not have the right to elect to Convert any existing ABR Loan to a Term SOFR Loan or to Convert any existing Term SOFR Loan to a new Term SOFR Loan if (i) a Default or Event of Default under Section 8.01(a), Section 8.01(b), Section 8.01(g), Section 8.01(h) or Section 8.01(i) shall then exist, or (ii) any other Event of Default shall then exist and the Administrative Agent shall have notified the Borrower at the request of the Required Lenders that no ABR Loan or Term SOFR Loan may be Converted to a new Term SOFR Loan. In such event, such ABR Loan shall be automatically continued as an ABR Loan or such Term SOFR Loan shall be automatically Converted to an ABR Loan on the last day of the Interest Period applicable to such Term SOFR Loan. The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.

(c)       Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Loan or Term SOFR Loan, as the case may be, to the existing ABR Loan or Term SOFR Loan (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Article IV or Section 5.02).

(d)       Notwithstanding any other provision of any Loan Document:

(i)       if the Borrower shall have failed to elect a Term SOFR Loan under Section 2.02 or this Section 3.03, as the case may be, in connection with the borrowing of Loans or expiration of an Interest Period with respect to any existing Term SOFR Loan, the amount of the Loans subject to the borrowing or such existing Term SOFR Loan shall thereafter be an ABR Loan until such time, if any, as the Borrower shall elect a new Term SOFR Loan pursuant to this Section 3.03, and

(ii)       the Borrower shall not be permitted to select a Term SOFR Loan the Interest Period in respect of which ends later than the Maturity Date.

Section 3.04. Interest Rates and Payment Dates.

(a)       Prior to Maturity. Except as otherwise provided in Section 3.04(b) and Section 3.04(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

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LOANS	RATE
ABR Loans	Alternate Base Rate plus the Applicable Margin.
Term SOFR Loans	Term SOFR applicable thereto plus the Applicable Margin.

(b)       Late Payment Rate. Any payment of overdue principal or interest on the Loans, Fees or other amounts payable by the Borrower under the Loan Documents shall, after the occurrence and during the continuance of an Event of Default pursuant to Section 8.01(a), 8.01(b), 8.01 (g), 8.01 (h) or 8.01(i), bear interest, in the case of principal or interest on a Loan, at the applicable interest rate on such Loan plus 2% per annum and, in the case of any Fees or other amounts, at the Alternate Base Rate plus the Applicable Margin plus 2% per annum, in each case from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).

(c)       Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.04) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an “Unqualified Amount”), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a “Compensatory Interest Payment”) equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.

(d)       General. Interest shall be payable in arrears on each Interest Payment Date, on the Maturity Date, to the extent provided in Section 2.05(d) and upon each prepayment of the Loans. Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective. Each determination by the Administrative Agent of the Alternate Base Rate and Term SOFR pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Loans on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. All interest (other than interest calculated with reference to the Alternate Base Rate) shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and all interest determined with reference to the Alternate Base Rate shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.

(e)       No Warranty. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes; provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service; provided that the foregoing shall not apply to any liability arising out of the bad faith, willful misconduct or gross negligence of the Administrative Agent.

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Section 3.05. Indemnification for Loss. Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Term SOFR Loan or if the Borrower shall fail to Convert all or any portion of any Loan constituting an ABR Loan to a Term SOFR Loan after it shall have given notice to do so in which it shall have requested a Term SOFR Loan pursuant to Section 2.02 or Section 3.03, as the case may be, (ii) a Term SOFR Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, (iii) any repayment or prepayment of the principal amount of a Term SOFR Loan is made for any reason on a date that is prior to the last day of the Interest Period applicable thereto, (iv) the Borrower shall have revoked a Borrowing Request, a notice of prepayment, a notice of termination of the Commitments or a notice of Conversion that was conditioned upon the effectiveness of other credit facilities or transactions pursuant to Section 2.02, Section 2.04, Section 2.05 or Section 3.03, or (v) a Term SOFR Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a replacement of a Lender pursuant to clause (x) of Section 3.12, then the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose for borrowers similar to the Borrower) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Term SOFR Loan or redeploying funds prepaid or repaid, in amounts which correspond to such Term SOFR Loan, and any reasonable internal processing charge customarily charged by such Lender in connection therewith for borrowers similar to the Borrower.

Section 3.06. Reimbursement for Costs, Etc. If at any time or from time to time there shall occur a Regulatory Change and any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender’s capital or liquidity or the capital or liquidity of any Person directly or indirectly owning or controlling such Lender (each a “Control Person”), or (B) the asset value (for capital or liquidity purposes) to such Lender or such Control Person, as applicable, of the Loans, or any participation therein, in any case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender’s or such Control Person’s policies regarding capital or liquidity), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on Term SOFR Loans or (iii) will subject such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement or any other Loan Document (except, in the case of clause (iii) above, for any Indemnified Taxes or Excluded Taxes) then, in each such case, within ten days after demand by such Lender, the Borrower shall pay directly to such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, “Costs”) attributable to such Lender’s or such Control Person’s compliance during the term hereof with such Regulatory Change, but only if such Costs are generally applicable to (and for which reimbursement is generally being sought by such Lender or such Control Person, as applicable, in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 3.06), as determined by such Lender in its reasonable discretion. Each Lender may make multiple requests for compensation under this Section 3.06.

Notwithstanding the foregoing, the Borrower will not be required to compensate any Lender for any Costs under this Section 3.06 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively. In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Lender learned of such Regulatory Change. The Borrower’s obligation to compensate such Lender shall be contingent upon the provision of such timely notice (but any failure by such Lender to provide such timely notice shall not affect the Borrower’s obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).

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Section 3.07. Illegality of Funding. Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain Loans whose interest rates are based upon SOFR or Term SOFR, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Term SOFR Loans or Convert ABR Loans to such Term SOFR Loans shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Term SOFR dollar as an ABR Loan, (c) such Lender’s Loans then outstanding as such Term SOFR Loans, if any, shall be Converted automatically to an ABR Loan on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required and (d) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to One Month SOFR Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the One Month SOFR Rate component of the Alternate Base Rate. If the commitment of any Lender with respect to Term SOFR Loans is suspended pursuant to this Section 3.07 and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Term SOFR Loans, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Term SOFR Loans shall be reinstated. If the commitment of any Lender with respect to Term SOFR Loans is suspended pursuant to this Section 3.07, such suspension shall not otherwise affect such Lender’s Commitment.

Section 3.08. Option to Fund; Substituted Interest Rate.

(a)       Each Lender has indicated that, if the Borrower requests a Term SOFR Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Term SOFR Loan and any amounts owing under Section 3.05 and Section 3.06. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Term SOFR Loan in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its Loan during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Loan and having a maturity corresponding to such Interest Period. Each Lender may fund its Loans from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.

(b)       If in connection with any request for a Term SOFR Loan or a Conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.08(c), and the circumstances under clause (i) of Section 3.08(c) or the Scheduled Unavailability Date has occurred or (B) adequate and reasonable means do not otherwise exist for determining (1) Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or (2) the One Month SOFR Rate in connection with an existing or proposed ABR Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that (A) Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or (B) the One Month SOFR Rate with respect to a proposed ABR Loan, in any case, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to Convert ABR Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the One Month SOFR Rate component of the Alternate Base Rate, the utilization of the One Month SOFR Rate in determining the Alternate Base Rate shall be suspended, in each case, until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.08(b), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a borrowing of ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been Converted to ABR Loans immediately at the end of their respective applicable Interest Period.

(c)       Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent and the Borrower determine (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that:

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(i)       adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement (A) identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated U.S. syndicated loans or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date or (B) announcing that the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are not, or as of a specified future date will not be, representative;

(iii)       then, on a date and time determined by the Administrative Agent and the Borrower (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, (i) solely with respect to clause (ii)(A) above, no later than the Scheduled Unavailability Date and (ii) solely with respect to clause (ii)(B) above, no later than the first date on which the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate have been announced to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in clause (ii)(B) above and even if any interest period of Term SOFR or the Term SOFR Screen Rate continues to be provided on such date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.08(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.08 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Domestic Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

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Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Borrower).

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes in the discretion of the Administrative Agent and in consultation with the Borrower will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders promptly after such amendment becomes effective.

Section 3.09. Certificates of Payment and Reimbursement

. Each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.05 or Section 3.06, to provide the Borrower with a certificate, signed by an officer of such Lender setting forth a description in reasonable detail of any such payment or reimbursement and the applicable Section of this Agreement pursuant to and in accordance with which such request is made. Each determination by such Lender of such payment or reimbursement shall be conclusive absent manifest error.

Section 3.10. Taxes; Net Payments.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided, that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10), the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. For purposes of this Section 3.10, the term “applicable law” includes FATCA.

(b)       Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document or Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by the Administrative Agent or such Lender, as the case may be, and, without duplication, any penalties, interest and reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto (other than any penalties that result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, as applicable, as determined by a final and non-appealable judgment of a court of competent jurisdiction); provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not result in any additional costs or expenses not reimbursed by the Borrower and such cooperation would not, in the judgment of the Administrative Agent or such Lender, as applicable, be materially disadvantageous to it. A certificate as to the amount of such payment or liability that complies with Section 3.9 and is delivered to the Borrower by such Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender, shall be conclusive absent manifest error. After any Lender learns of the imposition of any Indemnified Taxes, such Lender will as soon as reasonably practicable notify the Borrower thereof; provided that the failure to provide the Borrower with such notice shall not release the Borrower from its indemnification obligations under this Section 3.10. Notwithstanding anything to the contrary contained in this Section 3.10, the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 3.10 for any additional costs, such as penalties or interest, to the extent that such costs resulted from a failure of the Administrative Agent or such Lender to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives notice from the applicable taxing authority of the tax giving rise to such indemnification claim.

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(d)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)       Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)       Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (i) if such Foreign Lender shall determine that any applicable form or certification has expired or will then expire or has or will then become obsolete or incorrect or that an event has occurred that requires or will then require a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent and (ii) upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)       duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(ii)       duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code nor (D) engaged in the conduct of a trade or business within the United States to which the interest payment is effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

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(iv)       to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a complete and executed Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a United States Tax Compliance Certificate, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate, or

(v)       any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Without limiting the foregoing, upon request of the Administrative Agent or the Borrower, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code that lends to the Borrower (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of Internal Revenue Service Form W-9 on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form.

(g)       Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event that the Administrative Agent or such Lender, as applicable, is required to repay such refund or Tax credit to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

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(h)       Designation of a Different Lending Office. If any Lender requests compensation under Section 3.06, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.10, then such Lender shall use reasonable efforts to promptly designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.06 or this Section 3.10, as the case may be, in the future and (ii) in the judgment of such Lender would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)       Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.11. [Reserved].

Section 3.12. Replacement of Lender. If (x) the Borrower is obligated to pay to any Lender any amount under Section 3.06 or Section 3.10, the Borrower shall have the right within 90 days thereafter or (y) any Lender shall be a Defaulting Lender, the Borrower shall have the right at any time during which such Lender shall remain a Defaulting Lender, in accordance with the requirements of Section 10.07(b) and only if no Default shall exist, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (each a “Replacement Lender”), reasonably acceptable to the Administrative Agent, provided, that (i) at the time of any replacement pursuant to this Section 3.12, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 10.07(b) (with the processing and recordation fee referred to in Section 10.07(b) payable pursuant to said Section 10.07(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender and (b) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.01 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution and delivery of the respective Assignment and Assumptions and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.12, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement that are intended to survive the termination of the Commitments and the repayment of the Loans which may be applicable to any such Replaced Lender prior to the date of its replacement. Solely for the purpose of calculating break funding payments under Section 3.05, the assignment by any Replaced Lender of any Term SOFR Loan prior to the last day of the Interest Period applicable thereto pursuant to clause (x) of this Section 3.12 shall be deemed to constitute a prepayment by the Borrower of such Term SOFR Loan.

Article IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby makes to the Administrative Agent and the Lenders (x) only the following representations and warranties that are Specified Representations (other than the representations and warranties set forth in the last sentence of Section 4.14 and in Section 4.15) on the Effective Date, and (y) the following representations and warranties on the Closing Date:

Section 4.01. Existence and Power. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

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Section 4.02. Authority; Affected Financial Institution.

(a)       The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action.

(b)       The entry into the Loan Documents by the Borrower is not in contravention of (i) except as could not reasonably be expected to have a Material Adverse effect, any applicable law or (ii) the terms of its Certificate of Incorporation and By-Laws.

(c)       No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower.

(d)       The Borrower is not an Affected Financial Institution.

Section 4.03. Binding Agreement. The Loan Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

Section 4.04. Litigation. As of the Effective Date, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Material Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary or any of their respective Properties, or maintained by the Borrower or any Material Subsidiary, at law or in equity, before any Governmental Authority which have not been disclosed in the SEC Reports that could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

Section 4.05. No Conflicting Agreements.

(a)       [Reserved].

(b)       No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or affecting the Property of the Borrower (i) conflicts with any Loan Document, (ii) requires any consent which has not already been obtained with respect to any Loan Document, or (iii) would in any way prevent the execution, delivery or performance by the Borrower of the terms of any Loan Document, except in the case of provisions of any existing material mortgage, material indenture, material contract or material agreement, as could not reasonably be expected to have a Material Adverse effect. Neither the execution and delivery, nor the performance, by the Borrower of the terms of each Loan Document will constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.

Section 4.06. [Reserved].

Section 4.07. [Reserved].

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Section 4.08. Governmental Regulations. The Borrower is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 4.09. Federal Reserve Regulations; Use of Proceeds. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans has been or will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for a purpose which violates Regulation U or X of the Board of Governors of the Federal Reserve System. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of Regulation U. Following application of the proceeds of each Loan, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of “Indirectly Secured” contained in Regulation U as in effect at the time of the making of such Loan) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 7.02 will be Margin Stock.

Section 4.10. No Misrepresentation. No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender pursuant to any Loan Document contains, as of its date, a misstatement of a material fact, or omits to state, as of its date, a material fact required to be stated in order to make the statements therein contained, when taken as a whole, not materially misleading (provided, that any representation, warranty, statement or written report that is qualified as to “materiality”, “Material Adverse” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date) in the light of the circumstances under which made (after giving effect to all supplements and updates with respect thereto) (it being understood that the Borrower makes no representation or warranty hereunder with respect to any projections or other forward looking information, industry information or general economic information); provided, that at any time that the representations set forth in this Section 4.10 (if any) are made on or prior to the Closing Date, with respect to any such information (if any) relating to Oak Street and its subsidiaries (and its and their respective businesses) such representations are made to the best of the Borrower’s knowledge. As of the Effective Date, the information included in any Beneficial Ownership Certification of the Borrower, if applicable, is true and correct in all respects.

Section 4.11. [Reserved].

Section 4.12. [Reserved].

Section 4.13. Financial Statements. The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 2022, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for the fiscal year then-ended. The financial statements referred to immediately above, including all related notes and schedules, are herein referred to collectively as the “Financial Statements”. The Financial Statements fairly present, in all material respects, the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect. Neither the Borrower nor any of the Subsidiaries has any material obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. During the period from January 1, 2023 to and including the Effective Date, there was no Material Adverse change, including as a result of any change in law, in the Consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole that was not disclosed in the SEC Reports.

Section 4.14. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No financing transaction contemplated by this Agreement will violate Anti-Corruption Laws, applicable Sanctions or the Patriot Act. No Loan or the use of proceeds thereof will violate Anti-Corruption Laws, applicable Sanctions or the Patriot Act.

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Section 4.15. Solvency. The Borrower and its Subsidiaries are, on the Closing Date, immediately after giving effect to the Oak Street Acquisition and the other Transactions contemplated by or related to the Oak Street Acquisition and the making of the Loans and the application of proceeds thereof, on a consolidated basis, Solvent.

Article V

CONDITIONS

Section 5.01. Conditions Precedent to the Effective Date. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any other agreement or undertaking between the Borrower, the Administrative Agent and/or any of the Lenders, this Agreement and the Lenders’ Commitments hereunder shall become effective subject solely to the following conditions precedent in this Section 5.01 having been satisfied (or waived by the Initial Arrangers in accordance with Section 10.01):

(a)       The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower.

(b)       [Reserved].

(c)       The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all customary documents evidencing all other necessary corporate action taken by the Borrower to authorize this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign this Agreement, the other Loan Documents and any other certificates, requests, notices or other documents required hereunder or thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.

(d)       All fees and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses) to the extent invoiced at least three Domestic Business Days prior to the Effective Date and the fees contemplated by the Fee Letter payable to the Joint Lead Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to the Effective Date, in each case, to the extent required by the Fee Letter or this Agreement to be paid on or prior to the Effective Date.

(e)       The Administrative Agent shall have received (i) at least five Domestic Business Days prior to the Effective Date all documentation and other information regarding the Borrower required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act to the extent reasonably requested in writing to the Borrower at least ten Domestic Business Days prior to the Effective Date and (ii) at least five Domestic Business Days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered to each Lender that so requests a Beneficial Ownership Certification, solely to the extent that such certification is requested in writing to the Company at least ten Domestic Business Days prior to the Effective Date.

(f)       The Administrative Agent shall have received (i) an opinion of Thomas Moffatt, assistant general counsel of the Borrower, dated the Effective Date, in the form of Exhibit D-1, and (ii) an opinion of Shearman & Sterling LLP, special counsel to the Borrower, dated the Effective Date, in the form of Exhibit D-2.

Promptly upon the occurrence thereof and upon execution and delivery of this Agreement by the Administrative Agent and the Lenders, the Administrative Agent shall notify the Borrower and the Lenders in writing as to the Effective Date, and such notice shall be conclusive and binding.

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Section 5.02. Conditions Precedent to the Closing Date. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any other agreement or undertaking between the Borrower, the Administrative Agent and/or any of the Lenders, the Lenders’ obligations to make and fund in full all the Loans on the Closing Date shall be subject solely to the following conditions precedent in this Section 5.02 having been satisfied (or waived by the Initial Arrangers in accordance with Section 10.01):

(a)       The Effective Date shall have occurred.

(b)       The Oak Street Acquisition shall have been consummated or will be consummated concurrently or substantially concurrently with the making and the funding of the Loans in all material respects in accordance with the terms of the Merger Agreement; provided, that no amendment, modification, consent or waiver (each being referred to in this clause (b) as a “change”) of any term thereof or any condition to the Borrower’s obligation to consummate the Oak Street Acquisition thereunder (other than any such amendment, modification, consent or waiver that is not materially adverse to any interest of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Initial Arrangers (which consent shall not be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any change in the price not exceeding a 10% increase or decrease in the aggregate purchase price consideration to be paid under the Merger Agreement will be deemed to not be materially adverse to the interests of the Lenders and will not require the prior written consent of the Initial Arrangers; provided, that any reduction of the cash portion of the purchase price consideration shall be allocated to a reduction of the Commitments).

(c)       The Administrative Agent shall have received (i) audited consolidated annual financial statements of the Borrower for each of the last three full fiscal years ending more than 60 days prior to the Closing Date and (ii) unaudited consolidated financial statements for each subsequent fiscal quarterly period of the Borrower ending more than 40 days prior to the Closing Date (other than the fourth fiscal quarter of any fiscal year), together with unaudited consolidated financial statements for the corresponding period(s) of the prior fiscal year. Each Initial Arranger hereby acknowledges that the Borrower’s public filings with the Securities and Exchange Commission (the “SEC”) on the SEC’s Electronic Data Gathering, Analysis and Retrieval system of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (i) or (ii) as applicable, of this clause (c). The Administrative Agent hereby acknowledges receipt of the financial statements (a) in the foregoing clause (i) for the fiscal years ended December 31, 2020, 2021 and 2022 and (b) in the foregoing clause (ii) for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

(d)       All fees and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses) to the extent invoiced at least three Domestic Business Days prior to the Closing Date and the fees contemplated by the Fee Letter payable to the Joint Lead Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to the Closing Date, in each case, to the extent required by the Fee Letter or this Agreement to be paid on or prior to the Closing Date.

(e)       [Reserved].

(f)       [Reserved].

(g)       (i) the Specified Representations shall be true and correct in all material respects on the Closing Date (unless such representations relate to an earlier date, in which case such representations shall have been true and correct in all material respects as of such earlier date) and (ii) there shall not exist on the Closing Date any event that would, assuming the making and the funding of the Loans on the Closing Date, constitute an Event of Default, in each case, solely pursuant to (x) Sections 8.01(b) (solely with respect to the payment of any Fee) and 8.01(c) (solely with respect to an intentional breach of Section 7.04) and (y) Sections 8.01(g), 8.01(h) and 8.01(i) (solely, in the case of each of the foregoing Sections 8.01(g), 8.01(h) and 8.01(i), with respect to the Borrower).

(h)       The Administrative Agent shall have received (in each case dated the Closing Date) (i) a customary officer’s certificate from the Borrower that the conditions precedent contained in Section 5.02(b), Section 5.02(g)(i) and Section 5.02(g)(ii) have been satisfied on the Closing Date, and (ii) a Solvency Certificate from the chief financial officer, treasurer or any other Authorized Officer of the Borrower.

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(i)       The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.02 (which such Borrowing Request shall not include any representations and warranties or any certifications, in each case, as a condition to the funding of all Loans on the Closing Date).

Article VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that on and after the Effective Date and until the termination or expiration of the Commitments, in each case, in accordance with the express terms of this Agreement, and the payment in full of the Loans, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will:

Section 6.01. Legal Existence. Except as may otherwise be permitted by Section 7.03 and Section 7.04, maintain, and cause each Material Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Material Subsidiaries may be terminated if (a) such Material Subsidiaries operate closing or discontinued operations or (b) if the Borrower determines in good faith that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

Section 6.02. Taxes. Pay and discharge when due, and cause each Material Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Material Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (a)(i) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (b) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.

Section 6.03. [Reserved].

Section 6.04. [Reserved].

Section 6.05. [Reserved].

Section 6.06. Observance of Legal Requirements.

(a)       Observe and comply in all material respects, and cause each Material Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Material Subsidiary, except (i) where a violation of which could not reasonably be expected to have a Material Adverse effect, or (ii) to the extent that such noncompliance is being contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary.

(b)       Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.07. Financial Statements and Other Information. Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent for distribution to the Lenders:

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(a)       As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (x) the Borrower’s 10-K in respect of such fiscal year, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower’s auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

(b)       As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Borrower’s 10-Q in respect of such fiscal quarter, and (y) (i) the Borrower’s condensed Consolidated Balance Sheet as of the end of such quarter and (ii) the related condensed Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then-current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);

(c)       Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the Chief Financial Officer or the Senior Vice President and Treasurer of the Borrower certifying that no Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults, and setting forth computations in reasonable detail demonstrating compliance with Section 7.09.

(d)       [Reserved];

(e)       As soon as practicable after becoming available, copies of all regular or periodic reports (including current reports on Form 8-K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the SEC, or any other Governmental Authority succeeding to the functions thereof;

(f)       [Reserved];

(g)       Prompt written notice of the occurrence of (i) each Default and (ii) each Event of Default;

(h)       [Reserved];

(i)       From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the reasonable request of any Lender, may reasonably request; and

(j)       Prompt written notice of such other information with documentation required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering laws, rules and regulations (including, without limitation, the Patriot Act and the Beneficial Ownership Regulation), as from time to time may be reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent).

Information required to be delivered pursuant to (x) this Section 6.07 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on a Debtdomain, IntraLinks, Syndtrak or similar electronic system (the “Platform”) to which each Lender has been granted access and (y) clauses (a), (b) and (e) of this Section 6.07 shall be deemed delivered to the Administrative Agent and the Lenders when available on the Borrower’s website at http://www.cvshealth.com or the website of the SEC at http://www.sec.gov. Information delivered pursuant to this Section 6.07 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

The Borrower hereby acknowledges that the Administrative Agent and/or the Joint Lead Arrangers and Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

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Section 6.08. Records. Upon reasonable notice and during normal business hours after an Event of Default has occurred and is continuing, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Material Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Material Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Material Subsidiary with the Borrower’s auditors, except for information covered by an attorney-client or other legal privilege or to the extent the inspection would reasonably be expected to result in a violation or other breach of any third party confidentiality agreement.

Article VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that on and after the Effective Date and until the termination or expiration of the Commitments, in each case, in accordance with the express terms of this Agreement, and the payment in full of the Loans, the Fees and all other sums payable under the Loan Documents (other than contingent obligations for which no claim has been made), the Borrower will not:

Section 7.01. [Reserved].

Section 7.02. Liens. Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Internal Revenue Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, or to qualify to do business, maintain insurance or obtain other benefits, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required under Section 6.02, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property (including on the capital stock or other equity interests) of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof; provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof); provided further that the Indebtedness secured by such Liens is not otherwise prohibited hereunder, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, (k) Liens in favor of the United States of America, or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute, and (l) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.

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Section 7.03. Dispositions. Make any Disposition (including by way of limited liability company division), or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis; provided that (a) any Subsidiary may make Dispositions to the Borrower, and (b) so long as no Default or Event of Default exists immediately prior to or immediately after giving effect thereto, (i) the Borrower may dispose of all or substantially all of its assets to a wholly-owned domestic Subsidiary that assumes all of the obligations of the Borrower under this Agreement and (ii) any Subsidiary may dispose of all or substantially all of its assets to another Subsidiary; provided that if such Subsidiary is a wholly-owned Subsidiary, the transferee shall be a wholly-owned Subsidiary.

Section 7.04. Merger or Consolidation, Etc. Consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto, no Default shall or would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the states of the United States of America or the District of Columbia shall be the survivor of such consolidation or merger; provided, that if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonably requested in connection therewith.

Section 7.05. [Reserved].

Section 7.06. [Reserved].

Section 7.07. Limitation on Upstream Dividends by Subsidiaries. Permit or cause any of the Subsidiaries (other than any Insurance Subsidiary) to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement and the other Loan Documents) with any Person (each a “Restrictive Agreement”) pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as “Upstream Dividends”), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted (“Dividend Restrictions”). Notwithstanding the foregoing, nothing in this Section 7.07 shall prohibit:

(a)       Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof; provided, that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(b)       Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided, that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(c)       Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of stock or assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with the terms of this Agreement; or

(d)       Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the Existing Revolving Credit Facilities).

Section 7.08. [Reserved].

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Section 7.09. Ratio of Consolidated Indebtedness to Total Capitalization. Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.65:1.00 (the “Financial Covenant Threshold”); provided, that until the earlier of (x) the occurrence of the Closing Date and (y) the date that is 30 days following the termination of the Merger Agreement in accordance with its terms, solely for purposes of calculating compliance with this Section 7.09, Consolidated Indebtedness and Total Capitalization shall each be calculated exclusive of any Acquisition Indebtedness. Notwithstanding the foregoing, if the Borrower does not elect a “material acquisition” step up in the financial covenant levels set forth in any of the Existing Revolving Facilities, the Financial Covenant Threshold shall automatically be deemed amended to match any lower Financial Covenant Threshold in any Existing Revolving Credit Facility (notwithstanding anything to the contrary in Section 10.01).

Article VIII

DEFAULT

Section 8.01. Events of Default. The following shall each constitute an “Event of Default” hereunder if such event shall have both (1) occurred on or after the Effective Date (or, in the case of clause (k) below, after the Closing Date) and (2) be continuing after the making and the funding of the Loans on the Closing Date:

(a)       The failure of the Borrower to make any payment of principal on any Loan when due and payable; or

(b)       The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of 5 Domestic Business Days after the same shall be due and payable; or

(c)       The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.03, Section 6.01 (with respect to the Borrower only), or in Article VII; or

(d)       The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

(e)       Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate or report or other document (other than an opinion of counsel) delivered on or after the date hereof in connection with any such Loan Document shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

(f)       (i) Obligations in an aggregate Consolidated amount in excess of the Threshold Amount of the Borrower (other than its obligations hereunder and under the Notes) and the Material Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness for Borrowed Money or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness for Borrowed Money evidenced thereby due and payable prior to its stated maturity; or

(g)       An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

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(h)       The Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)       The Borrower or any Material Subsidiary shall (i) generally not be paying its debts as such debts become due or (ii) admit in writing its inability to pay its debts as they become due; or

(j)       Judgments or decrees in an aggregate Consolidated amount in excess of the Threshold Amount (to the extent not covered by independent third party insurance or captive insurance as to which the insurer does not dispute coverage) against the Borrower and the Material Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment; or

(k)       After the Closing Date a Change of Control shall occur; or

(l)       Solely to the extent as would have a Material Adverse effect: (i) any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Material Subsidiary or any ERISA Affiliate; (ii) the failure to satisfy the minimum funding standards under Section 302 of ERISA or Section 412 of the Internal Revenue Code shall exist with respect to any Pension Plan for which the Borrower has responsibility (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than the Borrower); (iii) any Person shall engage in a Prohibited Transaction involving any Employee Benefit Plan in respect of which it is reasonably likely that liability will be imposed upon the Borrower; (iv) the Borrower shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition on the Borrower of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty on the Borrower with respect to any Employee Benefit Plan under Section 502(c) of ERISA.

Section 8.02. Remedies.

(a)       After the making and funding of all the Loans on the Closing Date and upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Loans and the Notes and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable, provided, that upon the occurrence of an Event of Default under Section 8.01(g), (h) or (i) with respect to the Borrower after the making and funding of all the Loans on the Closing Date, all of the Loans and the Notes and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.

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(b)       In the event all of the Loans and the Notes shall have become or been declared to be due and payable pursuant to the provisions of this Section 8.02, the Administrative Agent and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by any Lender (except funds received by any Lender as a result of a purchase from such Lender pursuant to the provisions of Section 10.09(b)) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to the payment or reimbursement of the Administrative Agent and the Lenders, in that order, for any fees, expenses or amounts due from the Borrower pursuant to the provisions of Section 10.05, (2) second, to the payment of the Fees, (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans and the Notes) payable by the Borrower to the Administrative Agent or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans of each Lender and the interest due on the Loans and (5) fifth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

(c)       In the event that the Loans and the Notes shall have been declared due and payable pursuant to the provisions of this Section 8.02, the Administrative Agent upon the written request of the Required Lenders, shall proceed to enforce the rights of the holders of the Loans and the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

(d)       Notwithstanding anything to the contrary in this Agreement or any other Loan Document, from the date hereof to and including the earlier of (x) the Commitment Termination Date and (y) the making and funding of all the Loans on the Closing Date, and notwithstanding (i) that any representation was incorrect in any respect (excluding the Specified Representations constituting conditions under, and in accordance with, Section 5.02(g)(i)), (ii) any failure by the Borrower to comply with the provisions of Articles VI and VII (excluding compliance on the Closing Date with the provisions of Article VII that are express conditions to the Closing Date under Section 5.02(g)(ii)) or any other term of this Agreement or any other Loan Document, (iii) any provision to the contrary in any Loan Document or otherwise and/or (iv) that any condition to the Effective Date may subsequently be determined not to have been satisfied (or waived), neither the Administrative Agent nor any Lender shall be entitled to: (a) cancel any of its Commitments, (b) rescind, terminate or cancel this Agreement or any of its Commitments or exercise any right or remedy hereunder or make or enforce any claim under the Loan Documents, (c) refuse to participate in the making and the funding of all of its Loans on the Closing Date, (d) exercise any right of set-off or counterclaim in respect of its Loan or (e) cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Loan Documents; provided that the conditions set forth in Section 5.02 are satisfied (or waived by the Initial Arrangers in accordance with Section 10.01).  Furthermore, from the Closing Date after giving effect to the making and funding of all the Loans on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available if the Event of Default shall have occurred and shall be continuing at such time pursuant to Section 8.01 above notwithstanding that such rights and remedies were not available prior to such time as a result of the foregoing.

Article IX

ADMINISTRATIVE AGENT

Section 9.01. Appointment and Authorization of Agents. Each Credit Party hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Section 9.06) are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall have no rights as a third party beneficiary or otherwise of any of such provisions.

Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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Section 9.03. Exculpatory Provisions.

(a)       The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)       shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)       shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)       The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c)       The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firms and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

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Section 9.06. Resignation of Administrative Agent The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Event of Default under Section 8.01(a), (b), (g), (h) or (i) has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Event of Default under Section 8.01(a), (b), (g), (h) or (i) has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided, that if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders and, in the absence of any Event of Default under Section 8.01(a), (b), (g), (h) or (i) the Borrower appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.07. Non Reliance on Administrative Agent and Other Credit Parties. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08. No Other Duties, Etc. Except as expressly set forth herein with respect to the Initial Arrangers, anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers and Joint Bookrunners or the Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

Section 9.09. Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

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(i)       such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans or the Commitments,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i)       none of the Administrative Agent or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto),

(ii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,

(iv)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

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(v)       no fee or other compensation is being paid directly to the Administrative Agent or the Joint Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)       The Administrative Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.10. Erroneous Payments.

(a)       Each Lender (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Payment Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Domestic Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.

(b)       Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Domestic Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)       Any Payment required to be returned by a Payment Recipient under this Section shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)       The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to and to the extent of such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Subsidiary hereunder except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Subsidiary.

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(e)       Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

Article X

OTHER PROVISIONS

Section 10.01. Amendments, Waivers, Etc.. Except as otherwise expressly set forth in this Agreement (including Section 3.08), with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents (which, for the avoidance of doubt, shall require the prior written consent of the Borrower) and, with the written consent of the Required Lenders and the Borrower, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument (which terms and conditions shall have been agreed to by the Borrower), any of the requirements of the Loan Documents or any Default or any Event of Default and its consequences, provided, that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitment Amount of any Lender without the consent of such Lender (provided, that no waiver of a Default or Event of Default shall be deemed to constitute such an increase), (ii) extend the Commitment Termination Date without the consent of each Lender directly affected thereby, (iii) reduce the amount, or extend the time of payment, of the Fees without the consent of each Lender directly affected thereby, (iv) reduce the rate, or extend the time of payment of, interest on any Loan or any Note (other than the applicability of any post-default increase in such rate of interest) without the consent of each Lender directly affected thereby, (v) reduce the amount of, or extend the time of payment of, any payment of any principal on any Loan or any Note without the consent of each Lender directly affected thereby, (vi) decrease or forgive the principal amount of any Loan or any Note without the consent of each Lender directly affected thereby, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender, (viii) change the provisions of this Section 10.01 without the consent of each Lender, (ix) change the definition of Required Lenders without the consent of each Lender, (x) change the several nature of the obligations of the Lenders without the consent of each Lender, or (xi) change the sharing provisions among Lenders without the consent of each Lender directly affected thereby; provided, further, that the consent (not to be unreasonably withheld, delayed or conditioned) of the Initial Arrangers only shall be required for any waiver or amendment of any condition precedent set forth in Section 5.01 or Section 5.02. Notwithstanding the foregoing, in addition to the receipt of the prior written consents of the Borrower and the Required Lenders, no such amendment, supplement, modification, waiver or consent shall amend, modify or waive any provision of Article IX or otherwise change any of the rights or obligations of the Administrative Agent under any Loan Document without the written consent of the Administrative Agent. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Loans and the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in this Section 10.01, if the Administrative Agent and the Borrower shall have jointly identified an obvious error, ambiguity, defect, inconsistency, omission or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same (x) does not adversely affect the rights of any Lender or (y) is not objected to in writing by the Required Lenders to the Administrative Agent within five Domestic Business Days following receipt of notice thereof. Any amendment, waiver or consent effected in accordance with this Section 10.01 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

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Section 10.02. Notices.

(a)       Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

If to the Borrower:

CVS Health Corporation
1 CVS Drive

MC2340
Woonsocket, Rhode Island 02895

Attention:	Carol A. DeNale

Senior Vice President and Treasurer

Facsimile:	(401) 770-5768
Telephone:	(401) 770-4407
Email:	carol.denale@cvshealth.com

with a copy, in the case of a notice of Default or Event of Default, to:

CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895

Attention:	Tom Moffatt

Vice President, Assistant Secretary and Assistant General Counsel – Corporate Services

Facsimile:	(401) 216-3758
Telephone:	(401) 770-5409
Email:	thomas.moffatt@cvshealth.com

with a copy (in the case of a notice of Default or Event of Default and which shall not constitute notice under this Agreement or any other Loan Document for any purpose) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Attention:	Gus M. Atiyah
Facsimile:	(646) 848-5227
Telephone:	(212) 848-5227
Email:	gus.atiyah@shearman.com

If to the Administrative Agent:

for notices (other than Borrowing Requests):

Barclays Bank PLC
Bank Debt Management Group
745 Seventh Avenue
New York, New York 10019

Attention:	CVS Portfolio Manager: Oksana Shtogrin
Telephone:	(212) 526-3441
Email:	oksana.shtogrin@barclays.com and ltmny@barclays.com

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for payments and Borrowing Requests:

Barclays Bank PLC
Loan Operations

Attention:	US Agency Servicing – CVS; Rishab Mishra
Telephone:	+91 (0) 44 66943238
Email:	12145455230@tls.ldsprod.com; Rishab.Mishra@barclays.com

If to any Lender: to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

(b)       Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Credit Party pursuant to Article II or Section 3.03 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” or “read requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)       Change of Address. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, by notice to the Administrative Agent and the Borrower). Subject to the second paragraph of Section 10.02(b), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided, that any such notice or communication that is not received on a Domestic Business Day during the normal business hours of the recipient shall be deemed received at the opening of business on the next Domestic Business Day.

(d)       The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

Section 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Section 10.04. Survival of Representations and Warranties. All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

Section 10.05. Payment of Expenses; Indemnified Liabilities.

(a)       The Borrower agrees, as soon as practicable following presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made, (a) to pay or reimburse the Administrative Agent and its Affiliates for all their reasonable and documented out-of-pocket costs and expenses actually incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including reasonable and documented out-of-pocket legal fees and disbursements, (b) to pay, indemnify, and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent or the Lenders, as the case may be, in failing to pay such fees, liabilities or penalties when due) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or any documents prepared in connection therewith, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits and reasonable and documented out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel) representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a single local counsel for each applicable jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person))) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the “Indemnified Liabilities”) and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law. Notwithstanding anything to the contrary contained in this Section 10.05, the foregoing payment, indemnification and reimbursement obligations will not, as to any Person identified in this Section 10.05, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Person, (B) from a material breach of the obligations hereunder of such Person, (C) out of or in connection with Section 10.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by any such Person against any such other Person (other than the Administrative Agent or a Joint Lead Arranger, in each case, in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 10.05 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

(b)       Notwithstanding the above, the Borrower shall have no liability under this Section 10.05 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes. Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 10.10 shall not be available to be claimed by such Indemnified Person under this Section 10.05, it being understood and agreed that the rights of an Indemnified Person under this Section 10.05 and Section 10.10 shall not be duplicative.

Section 10.06. Lending Offices. Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.

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Section 10.07. Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 10.07, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.07 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Participants to the extent provided in clause (d) of this Section 10.07 and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement; provided, that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment Amount and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in clause (b)(i)(A) of this Section 10.07, the Commitment Amount or, if the Commitment of the assigning Lender is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Sections 8.01(a), (b), (g), (h) or (i) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition:

(A)       the consent of the Borrower (such consent, (1) in the Borrower’s sole discretion on or prior to the Closing Date or (2) not to be unreasonably withheld or delayed after the Closing Date) shall be required unless (x) an Event of Default under Sections 8.01(a), (b), (g), (h) or (i) has occurred and is continuing at the time of such assignment or (y) such assignment is to (1) a Lender, on or prior to the Closing Date, or (2) a Lender, an Affiliate of a Lender or an Approved Fund, after the Closing Date (it being understood that it shall not be deemed unreasonable for the Borrower to withhold consent to any assignment if it reasonably believes that such assignment would result in the Borrower incurring increased costs pursuant to Section 3.06 or Section 3.10); and

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(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)       No Assignment to Certain Parties. No such assignment shall be made to (A) the Borrower, any of its Subsidiaries or any of their respective Affiliates, (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any Disqualified Institution.

(vi)       No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.07, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.06, Section 3.07, and Section 10.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.07.

(c)       Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender (but only, in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans and other obligations pursuant to the terms hereof), at any reasonable time and from time to time upon reasonable prior notice.

(d)       Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), the Borrower, any of its Subsidiaries or any of their respective Affiliates or, provided that the list of Persons identified in writing by the Borrower to the Administrative Agent as “Disqualified Institutions” pursuant to clauses (a), (b) and (c) of the definition thereof (other than the portion of clause (c) of the definition thereof referring to Affiliates of the Persons identified pursuant to clause (a) or (b) of the definition thereof that are clearly identifiable by name) shall have been made available by the Administrative Agent to the Lenders (and the Borrower hereby instructs the Administrative Agent, and the Administrative Agent hereby agrees, to post such list to the Lenders), any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) all of such Lender’s obligations under this Agreement and the other Loan Documents shall remain in all respects unchanged, including, without limitation, its obligation to timely make and fund its Loans on the Closing Date, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, after the making and the funding of its Loans on the Closing Date, without the consent of the Participant, agree to any amendment, modification or waiver which requires the consent of all Lenders or all affected Lenders that directly affects such Participant. Subject to clause (e) of this Section 10.07, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.05, Section 3.06, Section 3.07 and Section 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09(a) as though it were a Lender; provided, that such Participant agrees to be subject to Section 10.09(b) as though it were a Lender. Each Lender that sells a participation with respect to a Commitment or Loan shall, solely for the purposes of complying with the rules regarding registered form in the Internal Revenue Code, act as a non-fiduciary agent of the Borrower, maintaining a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Commitment and/or Loan (each a “Participant Register”), and the entries in such Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall be required to disclose the existence of, or any of the information contained in, any Participant Register maintained by it to the Borrower or any other Person unless requested in writing by the Borrower, and only to the Internal Revenue Service to the extent such disclosure is required in order to comply with the rules requiring registered form pursuant to the Internal Revenue Code.

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(e)       Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.05, Section 3.06, Section 3.07 or Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(f) as though it were a Lender.

(f)       Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)       Assignments to Disqualified Institutions. (i) No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing as otherwise contemplated by this Section 10.07, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution and delivery by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)       If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents.

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(iii)       Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any bankruptcy or insolvency laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the United States Bankruptcy Code (or any similar provision in any other bankruptcy or insolvency laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the United States Bankruptcy Code (or any similar provision in any other bankruptcy or insolvency laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 10.08. Counterparts; Electronic Execution .

(a)       Counterparts. Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of any Loan Document by fax or other electronic means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Loan Document.

(b)       Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, this Agreement or any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.09. Set-off and Sharing of Payments.

(a)       In addition to any rights and remedies of the Lenders provided by law, after the occurrence and during the continuance of an Event of Default under Section 8.01(a) or Section 8.01(b) or upon the acceleration of the Loans, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and apply against any indebtedness or other liability of the Borrower to such Lender arising under the Loan Documents, any amount owing from such Lender to the Borrower. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, service upon such Lender of, or notice to such Lender of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after each such set-off and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such set-off and application.

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(b)       If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Notes in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans) of payments then due and payable on account of the Loans and Notes received by all the Lenders, such Lender shall forthwith purchase, without recourse, for cash, from the other Lenders, such participations in their Loans and Notes as shall be necessary to cause such purchasing Lender to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans); provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s pro rata share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent permitted by law, that any Lender so purchasing a participation from another Lender pursuant to this Section 10.09 may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 10.09 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to, and in accordance with, the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of cash collateral as provided herein, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Section 10.10. Indemnity.

(a)       The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees and disbursements of one counsel (but excluding the allocated cost of internal counsel) representing all of the Indemnified Persons, taken as a whole, and, if reasonably necessary, of a single local counsel for each applicable jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, if reasonably necessary, one specialty counsel for each applicable specialty), representing all of the Indemnified Persons, taken as a whole (and, in the case of any actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel (and, if reasonably necessary, a single local counsel for each applicable jurisdiction (and, if reasonably necessary, one specialty counsel for each applicable specialty), for each such affected Indemnified Person)), actually incurred by any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials in, on, under or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on statute, contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto. Notwithstanding anything to the contrary contained in this Section 10.10(a), the foregoing indemnity will not, as to any Indemnified Person, apply to any losses, claims, damages, liabilities and related expenses to the extent arising (A) from the willful misconduct, gross negligence, fraud or bad faith of such Indemnified Person, (B) from a material breach of the obligations hereunder of such Indemnified Person, (C) out of or in connection with Section 10.22, or (D) out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than the Administrative Agent or a Joint Lead Arranger, in each case in its capacity as such), in each case under clauses (A) and (B), to the extent determined by a final and non-appealable judgment of a court of competent jurisdiction.

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(b)       To the extent that the Borrower fails to pay as soon as practicable any amount required to be paid by it to the Administrative Agent under subsection (a) of this Section 10.10 (the “Indemnified Amount”), each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by (i) at any time when no Loans are outstanding, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender’s Commitments and (B) the denominator of which is the sum of the Aggregate Commitment Amount, and (ii) at any time when Loans are outstanding, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender’s Loans and (B) the denominator of which is the sum of the Aggregate Loan Amount (in each case determined as of the time that the applicable Indemnified Amount is sought); provided that the Indemnified Amount was payable to the Administrative Agent in its capacity as such.

(c)       The obligations of the Borrower and the Lenders under this Section 10.10 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

(d)       If any settlement of any investigation, litigation or proceeding to which the indemnity in this Section 10.10 or Section 10.05 applies (any of the foregoing, a “Proceeding”) is instituted or threatened against any Indemnified Person (or its Related Parties) in respect of which indemnity may be sought hereunder, unless an Event of Default under Section 8.01(a), 8.01(g), 8.01(h) or 8.01(i) exists, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnified Person) and after notice from the Borrower to such Indemnified Person of the Borrower’s election so to assume the defense thereof, the Borrower will not be liable to such Indemnified Person hereunder for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable and documented out-of-pocket costs of investigation and such other reasonable and documented out-of-pocket expenses as have been approved in advance; provided, that (i) if counsel for such Indemnified Person determines in good faith that there is a conflict that requires separate representation for the Borrower and such Indemnified Person or that there may be legal defenses available to such Indemnified Person which are different from or in addition to those available to the Borrower or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Person in any such action, then in either such event, (A) such Indemnified Person shall be entitled to one primary counsel and, if necessary, one local counsel to represent such Indemnified Person and all other Indemnified Persons similarly situated (such counsels selected by the Administrative Agent), (B) the Borrower shall not, or shall not any longer, be entitled to assume the defense thereof on behalf of such Indemnified Person and (C) such Indemnified Person shall be entitled to indemnification for the expenses (including fees and expenses of such counsel) to the extent provided in this Section 10.10 or in Section 10.05. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement, compromise or consent to the entry of any judgment in any action or Proceeding effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood and agreed that the withholding, conditioning or delaying of the Borrower’s consent in connection with a settlement, compromise or consent to the entry of any judgment in any action or proceeding which does not include an unconditional release of the Borrower and the Subsidiaries from all liability or claims that are the subject matter of such Proceeding or which includes a statement as to any admission of fault by or on behalf of the Borrower or any Subsidiary shall not be deemed unreasonable), but if settled with the Borrower’s prior written consent or if there is a final judgment for the plaintiff in any such Proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement, compromise or consent to the entry of any judgment in any action or Proceeding in accordance with this Section 10.10 or Section 10.05. The Borrower shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding, (y) does not include any statement as to any admission of fault by or on behalf of such Indemnified Person and (z) contains customary confidentiality provisions with respect to the terms of such settlement.

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(e)       Notwithstanding any provision in this Agreement to the contrary, none of the Borrower, the Administrative Agent, the Lenders or any Affiliate of any of the foregoing will be responsible or liable to any Person or entity, on any theory of liability, for any indirect, special, punitive or consequential damages that may be alleged as a result of the Transactions or any other transactions contemplated hereby or by the other Loan Documents or any use or intended use of the proceeds of the Loans; provided that nothing in this clause (e) shall limit the Borrower’s indemnity obligations set forth in this Agreement with respect to any indirect, punitive or consequential damages included in any third party claim in connection with which an Indemnified Person is entitled to indemnification hereunder. In addition to, and without limiting the immediately foregoing sentence, and to the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions, or any the other transactions contemplated hereby or any Loan or the use of the proceeds thereof.

(f)       Notwithstanding the above, the Borrower shall have no liability under this Section 10.10 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding Taxes or any Tax in lieu of such Taxes. Notwithstanding the foregoing, any amounts claimed by an Indemnified Person under Section 10.05 shall not be available to be claimed by such Indemnified Person under this Section 10.10, it being understood and agreed that the rights of an Indemnified Person under this Section 10.10 and Section 10.05 shall not be duplicative.

Section 10.11. Governing Law. The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York; provided, that, notwithstanding the foregoing, it is understood and agreed that the determination of whether the Oak Street Acquisition has been consummated in accordance with the terms of the Merger Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.

Section 10.12. Severability. Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

Section 10.13. Integration. All exhibits to the Loan Documents shall be deemed to be a part thereof. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

Section 10.14. Treatment of Certain Information.

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(a)       Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided, that each Credit Party shall be responsible for its controlled Affiliates’ compliance in keeping the Information confidential, (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees to (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) use commercially reasonable efforts to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person agrees to (except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority) to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.14, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (viii) with the prior written consent of the Borrower, (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.14 or of any confidentiality obligations owing to the Borrower or its Affiliates or (2) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower not known to such Credit Party to be prohibited from disclosing such Information and (x) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility provided hereunder or (2) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

(b)       For purposes of this Section 10.14, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.

Section 10.15. Acknowledgments. The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, the relationship among the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

Section 10.16. Consent to Jurisdiction. Each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York, Borough of Manhattan, over any suit, action, proceeding, claim or counterclaim arising out of or relating to the Loan Documents, (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, proceeding, claim or counterclaim brought in such a court and any claim that any such suit, action, proceeding claim or counterclaim brought in such a court has been brought in an inconvenient forum, and (c) agrees that a final judgment in any such suit, action, proceeding claim or counterclaim brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

Section 10.17. Service of Process. Each of the parties hereto agrees that process may be served against it in any suit, action or proceeding referred to in Section 10.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of such party set forth or referred to in Section 10.02. Each of the parties hereto agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

Section 10.18. No Limitation on Service or Suit. Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

Section 10.19. WAIVER OF TRIAL BY JURY. EACH OF THE CREDIT PARTIES AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THE CREDIT PARTIES, OR COUNSEL TO ANY OF THE CREDIT PARTIES, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE CREDIT PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 10.19.

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Section 10.20. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 10.21. No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Subsidiaries, on the one hand, and the Credit Parties, the Joint Lead Arrangers and Joint Bookrunners named on the cover page hereof, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties or such Joint Lead Arrangers and Joint Bookrunners, or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 10.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Balance of this Page is Intentionally Blank]

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AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be executed on its behalf.

CVS HEALTH CORPORATION

By:	/s/ Carol A. DeNale
	Name:	Carol A. DeNale
	Title:	SVP and Treasurer

[Signature Page to 364-Day Term Loan Agreement]

BARCLAYS BANK PLC, as the Administrative Agent and a Lender

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

[Signature Page to 364-Day Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Managing Director

[Signature Page to 364-Day Term Loan Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Signature Page to 364-Day Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Gregory T. Martin
	Name:	Gregory T. Martin
	Title:	Executive Director

[Signature Page to 364-Day Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darin Mullis
	Name:	Darin Mullis
	Title:	Managing Director

[Signature Page to 364-Day Term Loan Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Doc Dean
	Name:	Doc Dean
	Title:	Vice President

[Signature Page to 364-Day Term Loan Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
	Name:	Michael Dieffenbacher
	Title:	Authorized Signatory

[Signature Page to 364-Day Term Loan Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Executive Director

[Signature Page to 364-Day Term Loan Agreement]

Royal Bank of Canada, as a Lender

By:	/s/ Scott MacVicar
	Name:	Scott MacVicar
	Title:	Authorized Signatory

[Signature Page to 364-Day Term Loan Agreement]

TRUIST BANK, as a Lender

By:	/s/ Tim Conway
	Name:	Tim Conway
	Title:	Vice President

[Signature Page to 364-Day Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joyce P. Dorsett
	Name:	Joyce P. Dorsett
	Title:	Senior Vice President

[Signature Page to 364-Day Term Loan Agreement]

Fifth Third Bank, National Association, as a Lender

By:	/s/ Nathan Calloway
	Name:	Nathan Calloway
	Title:	Officer, Associate

[Signature Page to 364-Day Term Loan Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Katie Bodack
	Name:	Katie Bodack
	Title:	Authorized Signatory

[Signature Page to 364-Day Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William P. Herold
	Name:	William P. Herold
	Title:	Vice President

[Signature Page to 364-Day Term Loan Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Cindy Hwee
	Name:	Cindy Hwee
	Title:	Director

[Signature Page to 364-Day Term Loan Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Luke Daly
	Name:	Luke Daly
	Title:	Vice President

[Signature Page to 364-Day Term Loan Agreement]

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

[Signature Page to 364-Day Term Loan Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Yuanyuan Peng
	Name:	Yuanyuan Peng
	Title:	Executive Director

By:	/s/ Lindsay Du
	Name:	Lindsay Du
	Title:	Director

[Signature Page to 364-Day Term Loan Agreement]

KeyBank National Association, as a Lender

By:	/s/ Marianne T. Meil
	Name:	Marianne T. Meil
	Title:	Sr. Vice President

[Signature Page to 364-Day Term Loan Agreement]

TD BANK, N.A., as a Lender

By:	/s/ Steve Levi
	Name:	Steve Levi
	Title:	Senior Vice President

[Signature Page to 364-Day Term Loan Agreement]

SCHEDULE I

PRICING SCHEDULE

Debt Ratings (Moody’s or S&P)	Applicable Margin
	Base Rate Loans	Term SOFR Loans
Pricing Level 1: ≥ Baa1/BBB+	0.0 bps	100.0 bps
Pricing Level 2: < Baa1/BBB+ and > Baa2/BBB	12.5 bps	112.5 bps
Pricing Level 3: < Baa2/BBB	25.0 bps	125.0 bps

In the event of a split rating, each of the Applicable Margin will be determined by reference to the level in the grid above in which the higher rating appears, unless the split in the Debt Ratings is two or more levels apart, in which case the Applicable Margin will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. In the event that Debt Ratings are not obtained, the pricing will be determined based on Pricing Level III. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings.

Schedule I-1